SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


         Date of Report (Date of earliest event reported): July 31, 2006


                               City Network, Inc.
               (Exact name of registrant as specified in charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


       001-31954                                           98-0467944
(Commission File Number)                       (IRS Employer Identification No.)


2F-1, No. 16, Jian Ba Road, Jhonghe City
    Taipei County, 235, Taiwan, ROC                            N/A
(Address of principal executive offices)                    (Zip Code)


    Registrant's telephone number, including area code: 011-886-2-8226-5566

ITEMS 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
            OR STANDARD; TRANSFER OF LISTING.

     On July 31, 2006, City Network, Inc. received a notice from The American Stock Exchange advising that the registrant's common stock may not be suitable for auction market trading as a result of its low trading prices over the last 52 weeks, and that, in accordance with Section 1003(f)(v) of the Amex Company Guide, the Exchange deems it appropriate for the registrant, within a reasonable amount of time, to effect a reverse split of its shares to address the matter. Otherwise, the Exchange may determine that the registrant's shares do not meet requirements for continued listing and commence proceedings to delist them.

     The registrant is currently considering the necessary procedures to effect a reverse stock split to meet the requirements of the Amex Company Guide.

     The registrant's common stock continues to trade on the Exchange.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CITY NETWORK, INC.


                                     By: /s/ Alice Chen
                                        ----------------------------------------
                                     Name:  Alice Chen
                                     Title: Chairman and Chief Executive Officer

Dated: August 15, 2006